UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 13, 2011
Date of Report (Date of earliest event reported)

IRELAND INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-50033	91-2147049
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

2441 West Horizon Ridge Parkway, Suite 100
Henderson, NV	89052
(Address of principal executive offices)	(Zip Code)

(702) 932-0353
Registrant's telephone number, including area code

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

____ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

____ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

____ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Extension of Options Granted to Executive Officers under 2007 Stock Incentive Plan

On December 13, 2011, the Board of Directors of Ireland Inc. (the “Company”) approved an extension of certain options granted to the following executive officers on March 30, 2007 as follows:

		No. of	Exercise	Previous	Extended
Optionee	Position	Options	Price	Expiry Date	Expiry Date

Douglas D.G. Birnie	Director / Chief Executive Officer	2,200,000	$0.05	30-Mar-2012 (orig. 30-Mar-09)	30-Mar-2017

Robert D. McDougal	Director / Chief Financial Officer	500,000	$0.05	30-Mar-2012 (orig. 30-Mar-09)	30-Mar-2017

The extended options had previously been extended from their original expiration date of March 30, 2009 to March 30, 2012.

ITEM 8.01	OTHER EVENTS.

In addition to extending the options granted to the Company’s Chief Executive Officer and Chief Financial Officer as disclosed in Item 5.02 of this Current Report, on December 13, 2011, the Company’s Board of Directors approved an extension of an additional 500,000 options granted to a consultant of the Company. The extended options were also granted on March 30, 2007, are exercisable at a price of $0.05 per share, and have an extended expiry date of March 30, 2017.

This information is furnished pursuant to Item 8.01 of Form 8-K and shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liability under that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing. By filing this report on Form 8-K and furnishing this information, the Company makes no admission as to the materiality of any information in this report that is required to be disclosed solely by reason of Regulation FD

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRELAND INC.
Date:	December 19, 2011
		By:	/s/ Douglas D.G. Birnie

			Name:	Douglas D.G. Birnie
			Title:	CEO and President